                                                            CODE OF ETHICS

                                                          WILLIAM BLAIR FUNDS

                                                                  and

                                                    WILLIAM BLAIR & COMPANY, L.L.C.

         The objective of William Blair & Company,  L.L.C.  ("William Blair") as the investment adviser to William Blair Funds and as a sub-adviser to other registered investment companies (individually,  a "Fund" and collectively,  the "Funds") is to provide the highest level of  professional  conduct  and  service to the  Funds.  One of the most  important  requirements  that  William  Blair's  goal of professional  service imposes is that all transactions for the Funds have priority over the personal  transactions of those individuals involved with the Funds and their operations.

         Consequently,  it is imperative that any information that any person obtains  regarding the Funds' investment plans be held in strictest  confidence,  and never be used to the advantage of anyone but the Funds.  This  obligation to avoid personal  advantage from such  information  extends to all of the Funds' officers and trustees,  as well as to all of William Blair's  principals and employees.
In carrying out their  obligation  to monitor the Funds'  pursuit of their  respective  investment  objectives,  the Funds'  respective trustees may, on occasion,  acquire "inside" information regarding the Funds' portfolio  transactions.  Any such knowledge would impose upon the Funds' trustees the obligation to avoid personal use of such information.

         This Code of Ethics is applicable to William  Blair Funds and to William  Blair with regard to its  activities  for all Funds.
William Blair will familiarize all of its appropriate  principals and employees with this Code, and will  periodically  review the Code with those  individuals  who have,  or whose  duties make it likely that they will have,  access to  information  regarding  the Funds'
portfolio plans or intentions.

1.       Definitions.

a.       The "President" is the President of William Blair Funds.

b.       A "Direct Access Person"  means:

i.       any principal or employee of William Blair (or any company in a control  relationship  with William  Blair) who, in connection with the person's  regular  functions or duties makes,  participates in or obtains  information  (e.g., by processing trades for transactional or reporting purposes,  attending trustees' meetings,  or otherwise)  regarding the purchase or sale of  Covered  Securities  by the Fund or whose  principal  functions  or duties  relate  to the  making of any recommendations with respect to purchases or sales by the Fund; or

ii.      any  natural  person  who is in a control  relationship  with the Fund or  William  Blair who  obtains  information  regarding decisions  with  respect  to  Covered  Securities  that are being  purchased  or sold by the Fund,  or that are being considered for such purchase or sale; or

iii.     any principal or employee of William Blair who is a trustee or an officer of the Fund.

                  For purposes of this Code,  an account  which is managed by William  Blair or any of its  affiliates,  which is not a registered  investment  company and in which  Direct or Indirect  Access  Persons or other  principals  of William  Blair hold interests  ("Private  Fund  Account")  will not be  deemed a Direct or  Indirect  Access  Person  hereunder  if the  aggregate beneficial  ownership of all Direct and Indirect  Access  Persons and principals of William Blair in such Private Fund Account represents less than 10% of the total interests in the Private Fund Account.

c.       An  "Indirect  Access  Person"  is any  trustee  of  William  Blair  Funds who is not a Direct  Access  Person  and who not an
         "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

d.       A person does not become a Direct Access Person simply by virtue of the following:

i.       normally  assisting in the preparation of public reports,  or receiving public reports,  but not receiving  information  about current recommendations or trading; or

ii.      a single instance of obtaining  knowledge of current  recommendations  or trading activity,  or infrequently and inadvertently obtaining such knowledge.

e.       A Covered  Security  is "being  purchased  or sold" by a Fund from (i) the time  when the  President  (or any other  person or persons to whom the President has  conferred the authority to make  investment  decisions for the Fund) decides to purchase or sell a specified  amount of the Covered  Security  within a specified  price range until (ii) the earlier of the time when the sale or purchase has been completed or the time when the price range is first exceeded.

f.       A Covered Security is "being  considered for purchase or sale" when a  recommendation  to purchase or sell a security has been made and communicated and, with respect to the person making the  recommendation,  when such person seriously considers making such a recommendation.

g.       The "beneficial  ownership" of a Covered Security shall be determined  hereunder in the same manner as under Section 16 of the
         Securities  Exchange  Act of 1934 and the  rules  and  regulations  thereunder,  except  that the  determination  of direct or indirect  beneficial  ownership shall apply to all securities  which the person has or acquires.  Specifically,  a person will be regarded as having  beneficial  ownership of (i) any  Covered  Security,  title to which can vest or revest in that person,
         (ii) any Covered  Security held in another's name, if, by reason of any contract,  understanding,  relationship,  agreement or other  arrangement,  the person  obtains  therefrom  benefits  substantially  equivalent to those of ownership,  and (iii) any
         Covered Security owned by (A) the person's spouse or minor children,  (B) a trust of which the person,  or the person's spouse or minor children,  is or are named  (individually or by class) as beneficiaries and have a present  beneficial  interest,  or
         (C) relatives of the person who share the person's home.

h.       "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

i.       The term  "purchase or sale of a Covered  Security"  includes,  inter alia,  the buying or writing of an option to purchase or sell a Covered Security and any security convertible into or exchangeable for such Covered Security.

j.       The term "Covered  Security"  shall mean a "security" as that term is defined in  Section 2(a)(36)  of the Investment  Company
         Act of 1940, as well as futures and commodities,  except that it does not include direct  obligations of the Government of the
         United  States,  bankers'  acceptances,  bank  and  savings  and loan  association  accounts,  high  quality  short-term  debt instruments  (including repurchase  agreements),  certificates of deposit,  commercial paper, or shares of registered open-end investment companies.

k.       A person will "indirectly"  effect a transaction if, but only if, the person knowingly causes or influences  another person to effect the transaction.

l.       The "Supervisory Committee" shall consist of the President and such other persons as are designated by the President.

m.       "Initial Public  Offering" means an offering of securities  registered  under the Securities Act of 1933, the issuer of which, immediately  before the registration,  was not subject to the reporting  requirements of Section 13 or 15(d) of the Securities
         Exchange Act of 1934.

n.       "Limited  Offering"  means an  offering  that is  exempt  from  registration  under the  Securities  Act of 1933  pursuant  to
         Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505 or rule 506 thereunder.

2.       Exempted  Transactions.  The prohibitions and reporting  requirements of Sections 3,  4 and 5 of this Code do not apply to the following:

a.       Purchases or sales effected in any account over which a person has no direct or indirect influence or control.

b.       Purchases or sales of Covered Securities that are not eligible for purchase or sale by the applicable Fund or Funds.

c.       Purchases or sales that are non-volitional on the part of the Fund or the person making the purchase or sale.

d.       Purchases that are part of an automatic dividend reinvestment plan.

e.       Purchases  effected on the  exercise of rights  issued by an issuer pro rata to all holders of a class of its  securities,  to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         For purposes of this Code, an account which is not a registered  investment company,  which is managed by William Blair or one of its  affiliates,  and in which a Direct or Indirect  Access Person has  beneficial  ownership  ("Private  Fund Account") will not be deemed to be a Direct or Indirect  Access Person  hereunder if the  aggregate  beneficial  ownership of all Direct and Indirect  Access
Persons and  principals of William Blair in such Private Fund Account  represents  less than 10% of the total  interests in the Private
Fund Account.

3.       Prohibitions.

a.       Except as  provided  in  Section 2  of this Code,  no Direct or  Indirect  Access  Person may  purchase  or sell,  directly or indirectly,  a Covered  Security in which such Access  Person has,  or by reason of such  transaction  acquires or sells,  any direct or beneficial  ownership,  if the Access  Person knew or  reasonably  should have known at the time of such purchase or sale that the security was being purchased or sold by a Fund, or was being considered for such purchase or sale.

b.       No Direct or Indirect  Access  Person may disclose to any person any  non-public  information  regarding  transactions  in any
         Covered  Security being  purchased or sold by a Fund, or being  considered for such purchase or sale.  This  prohibition  does not apply to disclosures among Access Persons in connection with their performance of duties for a Fund.

c.       Direct Access Persons who are managers of a Fund or Fund portfolio are prohibited  from buying or selling a Covered  Security, for  themselves  or for any account  that they may advise on behalf of a principal  or  employee of William  Blair  (excluding
         Private Fund Accounts described in Section 1.b.  hereof),  within a seven-calendar-day  period before or after their portfolio trades in the same  security.  The  WILBLAIRCO  Associates  Microcap Fund shall not be subject to this  prohibition,  provided that no  portfolio  manager  for the Value  Discovery  Fund has a direct or  indirect  beneficial  ownership  interest  in the
         WILBLAIRCO Associates Microcap Fund.

d.       Any Direct or Indirect  Access Person who  specifically  recommends to a Fund the purchase or sale of a Covered  Security must disclose any  beneficial  interest in the Covered  Security  that is known to the Access  Person and whether the Access Person has or expects to acquire or sell within a reasonable  period of time. This  requirement  does not apply to delivery to a Fund of  recommendations  (such as brokers'  reports and investment  letters) that are addressed or available to parties other than the Fund.

e.       No Direct  Access  Person may seek or accept any gift or other  thing of more than de minimus  value from any person or entity that does  business  with or on behalf of a Fund.  For  purposes  of this  Code,  de minimus  is  defined  as  reasonable  and customary  business  entertainment,  such as lunch,  dinner or tickets to sporting or  cultural  events,  but does not include trips or similar activities.

f.       No Direct  Access  Person may  personally  or  beneficially  acquire for his or her account any security in an Initial  Public
         Offering.

g.       No Direct Access Person may  personally or  beneficially  acquire any security  described by an  underwriter  as a "hot issue"
         public offering.

h.       No Direct Access Person may purchase any security  offered in a Limited  Offering  without prior  approval from the Compliance
         Department.  Consideration will take into account whether or not the investment opportunity should be reserved for the Fund.

i.       No Direct Access Person may purchase foreign Covered Securities without prior approval from the Supervisory Committee.

j.       No Direct Access Person should serve on Boards of Directors of publicly  traded  companies  without prior  authorization  from the  Supervisory  Committee,  which would base its  determination  upon whether the board service would be consistent with the interests of the Fund.

4.       Reporting.

a.       Except as provided in Section 2 of the Code,  each Direct Access Person must report to the  Supervisory  Committee (or to such person as the  Supervisory  Committee may designate from time to time) the  information  described in Section 4.c of this Code with respect to any  transaction  of which the Person is aware in any Covered  Security in which the Direct Access Person has, or by reason of such transaction acquires, any beneficial ownership.

b.       Except as provided in Section 2  of this Code,  each  Indirect  Access  Person must report to the  Supervisory  Committee  the information  described in  Section 4.c  of this Code with respect to any  transaction  of which the Indirect  Access Person is aware in a Covered  Security  in which the  Indirect  Access  Person  has,  or by reason  of such  transaction  acquires,  any beneficial  ownership if such  Indirect  Access  Person at the time of the  transaction  knew,  or in the  ordinary  course of fulfilling  the  Indirect  Access  Person's  official  duties as a trustee of the Fund  should have  known,  that,  during the fifteen-day period immediately  preceding or after the date of the transaction,  the security was purchased or sold by a Fund, or was being considered for such purchase or sale.

c.       Every  such  required  report  must be made no  later  than  ten days  after  the end of the  calendar  quarter  in which  the transaction with respect to which the report relates is effected and must contain the following information:

i.       the date of the transaction, the title and number of shares, and the principal amount of each Covered Security involved;

ii.      the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.     the price at which the transaction was effected;

iv.      the name of the broker, dealer, bank or other party with or through whom the transaction was effected; and

v.       the date of the report.

d.       Direct Access Persons shall forward copies of all brokerage  confirmations  to the  Supervisory  Committee.  If a confirmation for the reporting Access Person's  transaction includes the required  information,  the form of report under 4.c may be a copy of the confirmation involved.
e.       Each Direct and Indirect Access Person will, at least  annually,  provide in writing to the Director of Compliance for William
         Blair or such other  person  designated  by the  Supervisory  Committee a report with  respect to accounts  that the Direct or
         Indirect  Access Person may maintain  (including  any accounts in which the Direct or Indirect  Access Person has a beneficial interest) with any broker other than William Blair &  Company,  L.L.C.,  the name in which the account is maintained,  and the number of the account.  If no such account is maintained  by a Direct or Indirect  Access  Person,  such Person will so advise the appropriate person in writing.

f.       Direct Access  Persons who have obtained  prior  authorization  to acquire  securities in a Limited  Offering or who otherwise hold  securities  previously  acquired in a Limited  Offering  are  required to disclose  that  investment  in any  subsequent consideration of the Fund of an investment in the private placement issuer.

g.       Each Direct Access Person shall provide the  Supervisory  Committee with a schedule of all personal  securities  holdings upon commencement  of  employment  (or upon  becoming a Direct Access  Person) and annually  thereafter.  Such report shall be made within 10 calendar  days after  commencement  of employment  (or upon  becoming a Direct Access  Person) and shall include the following information (which information must be current as of a date no more than 30 days before the date of submission):

i.       the title,  number of shares and principal  amount of each Covered  Security in which such Direct Access Person has any direct beneficial ownership when the Person becomes a Direct Access Person;

ii.      the name of any broker,  dealer or bank with whom the Direct Access Person  maintains an account in which any  securities  are held for the direct benefit of such Person as of the date the Person became a Direct Access Person; and

iii.     the date the report is submitted by the Direct Access Person.

                  Annual  reports  shall be filed within ten calendar days after the last day of each calendar  year.  This  obligation may be  fulfilled  by  providing  the  Supervisory  Committee  with a copy of the Direct  Access  Person's  brokerage  account statements,  provided that (1) such statements  contain in the aggregate all of the information  called for above and (2) that the Direct Access Person  indicates that he has reviewed the statements for accuracy and  completeness  by signing the copy of each statement submitted to the Supervisory Committee.

h.       No report made  pursuant to this  Section 4  will be construed as an admission by the Access Person making the report that the
         Access Person has any direct or indirect beneficial ownership interest in the Covered Security to which the report relates.

i.       The Director of Compliance  shall establish  procedures to enforce this Code and shall designate one or more persons who shall be  responsible  for  reviewing  the  transaction  and  holding  reports  made  pursuant to this  Section 4.  No member of the
         Compliance  Department  shall review his own reports and such reports shall be reviewed by a compliance  or management  person who is senior to such person.

5.       Personal Securities Transactions.

a.       All Direct Access Persons must `preclear'  their personal  purchases or sales of Covered  Securities  prior to their execution with the person or persons designated by the Supervisory Committee to perform the preclearance function.*

b.       Direct Access Persons shall execute through  William Blair all  transactions  in Covered  Securities  subject to the reporting requirements  of Section 4.a or 4.b for an account over which the person has direct or indirect  influence or control,  unless an exemption is obtained from the Compliance Department.

6.       Disclosure.

         The officers of William Blair Funds  generally will not disclose any purchases or sales of Covered  Securities made during the quarter in which the meeting of the board of trustees is held.

7.       Sanctions.

         Upon discovering a violation of this Code,  William Blair may impose such sanctions as it deems appropriate  including,  inter alia,  disgorgement  of profits,  fines, a letter of censure,  suspension,  or  termination of the employment of the violator.  William
Blair shall  inform the Fund's board of trustees of any  discovered  violations  by members of the Fund's  board of  trustees,  and the board of trustees shall have the authority and power to discipline its members for such violations.

8.       Miscellaneous.

a.       No knowledge or information  regarding a Fund's portfolio  transactions will be imputed to a trustee by reason of a meeting of the board of trustees if the trustees did not attend the portion of the meeting at which the information was discussed.

b.       No report is required under  Section 4.c of this Code if the information  therein would duplicate  information  recorded under subsections 12 or 13 of Rule 204-2(a)  under the  Investment  Advisers Act of 1940,  provided that such  information  shall be provided automatically to the appropriate Supervisory Committee.

c.       Covered  Securities,  and  transactions in Covered  Securities,  may be exempted  (individually  or by class) from Section 3.a hereof by the Fund's  Supervisory  Committee  on a finding  that the purchase or sale  involved is only  remotely  potentially harmful to the Fund because,  e.g., the purchase or sale would be very unlikely to affect a highly  institutional  market. The
         Supervisory  Committee may also exempt the sale of a Covered  Security by an Access Person under unusual  circumstances,  such as a personal financial emergency.

d.       The fact that a Covered  Security  has been the subject of a formal or informal  research  report shall not, in and of itself, indicate  that the  Covered  Security is under  consideration  for  purchase or sale.  For  purposes  hereof,  it shall not be considered that any Access Person knew or should have known,  that a Covered Security was under  consideration for purchase or sale, or that the Covered Security had been purchased or sold, solely on the basis of receipt of a research report thereon.

e.       No Covered  Security  purchase or sale by a Direct or Indirect  Access  Person will  prevent the  President  (or other  person controlling investments) from purchasing or selling the Covered Security for a Fund.

f.       William  Blair and the Fund shall  submit this Code to the board of trustees of the Fund for  approval  within the time frames required by Rule 17j-1 of the  Investment  Company Act of 1940.  Any material  changes to this Code shall be submitted to such board within six months of such change.

g.       On an annual basis,  William Blair and the Fund shall provide a written report that summarizes existing procedures  concerning personal  investing and any additional  procedures  adopted during the year;  describes any material  issues arising under the
         Code or such  procedures  since the last  report,  including  but not limited to any material  violations  of the Code or such procedures  and any sanctions  imposed in response  thereto;  identifies  material  conflicts  that arose during the year; and
         identifies  any  recommended  changes in  restrictions  or procedures  based upon the companies'  experience  under this Code, evolving  industry  practices,  or developments in applicable law or regulations.  Such report must include any  certification required by Rule 17j-1.

h.       William Blair shall maintain all records required to be kept under Rule 17j-1 on its own behalf and on behalf of the Fund.

AMENDED:  February 13, 2001

                                                                 * * *

         The  undersigned  acknowledges  receipt of a copy of the Code of Ethics  applicable  to the  officers  and trustees of William
Blair Funds and certain  principals and employees of William  Blair &  Company  L.L.C.  and agrees to comply with all the provisions of the Code of Ethics.

Date                                                       Signature

                                                  NON-WILLIAM BLAIR & COMPANY, L.L.C.
                                                          BROKERAGE ACCOUNTS

Name

Account Name

Account Number

Firm Name

Address

Relationship to
Officer or Trustees

                                                              ATTACHMENT
                                                                  TO
                                                     WILLIAM BLAIR CODE OF ETHICS
                                                           february 13, 2001

SUPERVISORY COMMITTEE

Rocky Barber
Mark A. Fuller III
Marco Hanig
Norbert W. Truderung

TRADING DESK
(persons to pre-approve securities transactions)

Diane Santille
Michael Thompson

--------
*        The  Supervisory  Committee  currently  has  designated  individuals  on the William  Blair  trading desk to  pre-approve  all transactions by Direct Access Persons.